EXHIBIT 99.1

Westaff Receives a Nasdaq Letter Related to Minimum Closing Bid Price Rule

WALNUT CREEK, Calif., September 16, 2008 – Westaff, Inc. (NASDAQ: WSTF),  a leading provider of staffing services, announced today that on September 10, 2008, it received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that, for the last 30 consecutive business days prior to the date of the letter, the bid price of Westaff’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 4450(a)(5).  As of today, Westaff’s common stock has not been delisted and continues to be listed on the Nasdaq Global Market.

In accordance with Nasdaq Marketplace Rule 4450(e)(2), Westaff has 180 calendar days from the date of the Nasdaq letter, or until March 9, 2009, for the bid price of its common stock to close at $1.00 per share or more for a minimum of 10 consecutive business days to regain compliance.

In the event that Westaff does not regain compliance by March 9, 2009, Nasdaq will provide notice to Westaff that its common stock will be delisted.  At that time, Westaff would be permitted to appeal Nasdaq’s determination to delist Westaff’s common stock to a Nasdaq Listing Qualifications Panel.  Alternatively, Nasdaq Marketplace Rule 4310(c) may permit, upon approval by Nasdaq, Westaff to transfer its common stock to the Nasdaq Capital Market if Westaff’s common stock satisfies all criteria, other than compliance with the minimum bid price rule, for initial inclusion on such market.  In the event of such a transfer, the Nasdaq Marketplace Rules provide that Westaff would be afforded an additional 180 calendar days to comply with the minimum closing bid price rule while listed on the Nasdaq Capital Market.

About Westaff

Westaff provides staffing services and employment opportunities for businesses in global markets. Westaff annually employs in excess of 125,000 people and services more than 20,000 client accounts from 204 offices located throughout the United States, Australia and New Zealand. For more information, please visit the company Web site at www.westaff.com.

This press release contains forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements in this release are generally identified by words such as “expects,” “believes,” “will,” “should” and similar expressions that are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. Forward-looking statements contained herein include, but are not limited to, statements regarding the continued listing of Westaff’s common stock on the Nasdaq Global Market, the timing determinations by Nasdaq and the potential for taking additional actions to address compliance with the continued listing requirements of Nasdaq. The forward-looking statements contained herein involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks and uncertainties cannot be controlled by Westaff. These risks and uncertainties include, but are not limited to, the volatility of the price of Westaff’s common stock and the determinations by Nasdaq and its staff. Additional information concerning these risks and uncertainties, and other factors you may wish to consider, is contained in Westaff’s filings with the Securities and Exchange Commission, including Westaff’s most recent Annual Report on Form 10-K for the year ended November3, 2007 and most recent Quarterly Report on Form 10-Q for the quarterly period ended July 12, 2008.

Forward-looking statements are based on the beliefs and assumptions of Westaff’s management and on currently available information. Westaff undertakes no responsibility to publicly update or revise any forward-looking statement except as required by applicable laws and regulations.

Investor/Media Relations Contact:

Stephen J. Russo

Chief Operating Officer

Westaff, Inc.

(P) (925) 951-4041

(E) srusso@westaff.com